OCZ Technology Group, Inc. Reports Fiscal 2012 Fourth Quarter and Year-End Results

2012 Fiscal Year Revenue Increased 92% to $366 Million;

SSD Revenue up 154% to $339 Million to Become World’s Largest Independent SSD Manufacturer;

Gross Margins reach a Record of 25% in Q4 Increased 250 Basis Points sequentially and 840 Year over Year.

SAN JOSE, Calif., May 1, 2012 (GLOBE NEWSWIRE) -- OCZ Technology Group, Inc. (Nasdaq: OCZ), a leading provider of high-performance solid-state drives (SSDs) for computing devices and systems, reports its fourth quarter (Q4’12) and year-end results for the fiscal year 2012, (FY’12), which ended on February 29, 2012.

Financial Highlights

•	Fiscal year 2012, net revenue increased 92% to $365.8 million compared with fiscal year 2011 net revenue of $190.1 million. Net revenue in Q4'12 was a record $110.4 million, and increased 71% compared with net revenue of $64.6 million reported in Q4'11.
•	Fiscal year 2012, SSD revenue was $338.9 million, up 154% compared with $133.2 million in fiscal year 2011. Q4’12 SSD revenue reached a record $103.2 million; an increase of 77% compared with Q4'11 SSD revenue of $58.2 million.
•	Fiscal year 2012 gross margins increased to 22.5% compared to 12.7% with fiscal year 2011. Q4’12 gross margin increased to 25.0% compared with 16.6% in Q4’11, and 22.5% in Q3’12.
•	Net loss for Q4'12 was $10.9 million or $0.19 loss per share compared with a net loss of $9.3 million or $0.27 loss per share in Q4'11.
•	Non-GAAP net loss for Q4'12 was $6.0 million or $0.11 loss per share as compared with a non-GAAP net loss for Q4'11 of $0.8 million or $0.02 loss per share.

“In reflecting on fiscal 2012, we are extremely pleased with the progress the Company has made both financially and operationally, this is highlighted by the fact that based on recent market data from independent analysts, we have achieved our goal to become the world’s largest independent SSD manufacturer,” said Ryan Petersen, CEO of OCZ Technology. “Our ongoing investments have enabled us to build a strong foundation of core technology, support continued high levels of revenue growth, increase gross profit margins, and a move towards a vertically integrated business model.”

“Consistent with our stated objectives, we have successfully integrated numerous technology focused acquisitions, increased SSD revenues, and built out a cost effective supply chain and manufacturing operation. Our continued execution will allow us to support ongoing growth initiatives and deliver significant operational leverage as we scale. We believe we are better positioned than ever before to take advantage of the opportunity that the SSD market presents,” added Petersen.

Recent Business Highlights

•	Net revenue for our Storage Area Network (SAN) replacement products has ramped significantly since release in August and exited the year at over $8 million per quarter.

•	Introduced, well ahead of schedule, the Vertex 4 SATA III series of SSDs featuring the Company’s advanced Indilinx Everest 2 controller platform, which delivers industry-best performance for SATA-based drives of 120,000 random input/output operations per second (IOPS).

•	OCZ was named to CRN’s 2012 Data Center 100 list for its comprehensive lineup of performance oriented solutions and continued innovation to make SSDs the storage of choice for server and data center infrastructures.

•	In January, OCZ acquired SANRAD Ltd., which provided OCZ with its VXL Virtualization and Flash Caching software technology for its Z-Drive R4 Solutions in VMware, Citrix Xen and Microsoft Hyper-V environments; subsequently, VXL was brought to market in late February.

•	In February and March, OCZ completed a $110 million public offering to support our continued growth objectives, including initiatives to move to NAND wafer purchasing and to support growth of our SAN replacement products.

•	OCZ continued to expand its OEM and Enterprise customer base throughout Fiscal 2012, building a foundation for the Company’s future. OCZ grew customer base which is highlighted by public collaborations with companies such as Intel, Quanta Computer, Amazon, Drobo, Hitachi, SK communications, NTT, Fujistu, John Hopkins, Colfax, LG Electronics, Wortman, Peer 1, SGI, Olive, Voxel, PSSC Labs, Penguin, Ciaratech, Honda, and Chevron, among numerous others.

Additional Financial Information

To help investors better understand OCZ's historical revenue trends, including geographic revenue by delivery location and revenue by product groups, additional revenue information is shown in the chart below. In addition, the Company has provided an additional market breakout to illustrate our “SAN replacement“ products, which are PCIe-based storage solutions targeted at replacing or accelerating Storage Area Networks.

Quarterly net revenue by product groups and major geographic area by delivery location ($000)'s (Unaudited)

Product Groups	4QFY11	1QFY12	2QFY12	3QFY12	4QFY12	FY11	FY12
HDD format	$58,195	$69,122	$67,243	$88,632	$95,123	$133,202	$320,120
SAN replacement	-	-	3,834	6,833	8,117	$-	$18,784
SSD	$58,195	$69,122	$71,077	$95,465	$103,240	$133,202	$338,904
Power supplies & Other	6,371	4,672	7,377	7,619	7,202	56,914	26,870
Total	$64,566	$73,794	$78,454	$103,084	$110,442	$190,116	$365,774

Major Geographic Areas	4QFY11	1QFY12	2QFY12	3QFY12	4QFY12	FY11	FY12
North America	$21,845	$20,848	$25,895	$34,875	$42,487	$77,296	$124,105
EMEA	34,250	40,997	41,841	54,158	51,723	$91,274	$188,719
ROW	8,471	11,949	10,718	14,051	16,232	$21,546	$52,950
Total	$64,566	$73,794	$78,454	$103,084	$110,442	$190,116	$365,774

The chart below is a summary comparison of GAAP to Non-GAAP measures. Please refer to the following sections below on the calculation and explanation of Non-GAAP financial measures.

(In thousands, except per share amount)

	GAAP Financial Comparison			Non-GAAP Financial Comparison
	Q4 2012	Q4 2011		Q4 2012	Q4 2011
Net revenue	$110,442	$64,566	Net revenue	$110,442	$64,719
Gross margin	25.0%	16.6%	Gross margin	25.0%	16.8%
Net loss	$(10,892)	$(9,252)	Net loss	$(6,055)	$(770)
Loss per share	$(0.19)	$(0.27)	Loss per share	$(0.11)	$(0.02)

Business Outlook and Commentary:

•	OCZ expects net revenue for its first fiscal quarter ending May 31, 2012 (Q1’13), to be in the range of $110 to $120 million.

•	OCZ expects net revenue for its fiscal year ending February 28, 2013 (FY’13) to be in the range of $630 to $700 million. This represents a growth rate of approximately 80% at the midpoint; we expect, based on historical trends, revenue to be weighted to the second half of the year, with approximately 60% to 65% of revenue to occur in the second half of the year.

•	Non-GAAP gross margins are expected to increase slightly for Q1’13 and to exit the year in excess of 30%, with typical sequential gross margin increases of 100 to 250 basis points per quarter throughout the fiscal year, subject to changes in product mix as the SSD landscape continues to evolve.

•	OCZ expects non-GAAP operating expenses for Q1’13, to be in the range of $37 to $39 million with expenses exiting the year at between $43 and $47 million per quarter, as OCZ continues to invest in its ongoing growth objectives.

Conference Call:

OCZ will host its fiscal 2012 fourth quarter and year end conference call for the period ended February 29, 2012 at 5:00pm ET (2:00pm PT), on May 1, 2012. Ryan Petersen, CEO, and Arthur Knapp, CFO, will discuss the Company's performance on the call.

A live audio webcast of the conference call will be available by visiting the Investor Relations events conference call section of OCZ's website at http://ir.stockpr.com/ocztechnology/conference-calls, which will be archived for replay until May 31, 2012. Please connect at least 15 minutes prior to the conference call to ensure adequate time for connection.

All interested parties can join the call by dialing (253) 237-1170 or (877) 372-0867. Please call-in 15 minutes prior to the call to secure a line. The conference call will be archived for phone replay until May 10, 2012. To access the archived conference call, please dial (404) 537-3406 or (855) 859-2056 and enter replay passcode 65552287.

About OCZ Technology Group, Inc.

Founded in 2002, San Jose, CA-based OCZ Technology Group, Inc. (OCZ) is a leader in the design, manufacturing, and distribution of high performance and reliable Solid-State Drives (SSDs) and premium computer components. OCZ has built on its expertise in high-speed memory to become a leader in the enterprise and consumer SSD markets, a technology that competes with traditional rotating magnetic hard disk drives (HDDs). SSDs are faster, more reliable, generate less heat and use significantly less power than the HDDs used in the majority of computers today. In addition to SSD technology, OCZ also offers enterprise-class power management products. For more information, please visit: www.ocztechnology.com.

Forward-Looking Statements

Some of the statements and assumptions included in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 or Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects and estimates for the fiscal quarter ending May 31, 2012, fiscal year ending February 28, 2013 and beyond. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to us as of the date of this release. Current expectations, forecasts and assumptions involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties and other factors may be beyond our control. Such risks and uncertainties also include the impact of the variable demand, particularly in view of current business and economic conditions; dependence on our ability to successfully qualify, manufacture and sell our SSD products in increasing volumes on a cost-effective basis and with acceptable quality, particularly our new SSD products with lower cost structures; product mix, particularly increased acceptance and sales of enterprise SSDs; our ability to capitalize on our technological leadership; the impact of competitive product announcements; our ability to achieve projected cost savings; our ability to rapidly increase our manufacturing capacity in pace with our competitors if demand for SSD increases; and our maintaining adequate working capital. We also encourage you to read our Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission (“SEC”) on May 17, 2011, and amended on May 31, 2011, and statements made in other subsequent filings, as they contain information concerning risk, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Calculation of Non-GAAP net loss

Non-GAAP net less is calculated as net loss excluding the impact of inventory adjustments for discontinued products, acquisition related costs, amortization of acquisition related intangibles, non-cash charges related to stock options and warrants, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below.

Non-GAAP Financial Measures

OCZ continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing financial results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, OCZ uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. OCZ’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. OCZ presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate OCZ’s financial results in a manner that focuses on what OCZ believes to be its ongoing business operations.

OCZ’s management believes it is useful for itself and investors to review, as applicable, both GAAP information and the non-GAAP measures in order to assess the performance of OCZ’s business and for planning and forecasting in subsequent periods. Whenever OCZ uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.

OCZ Investor Relations Contacts:	Media Contact:
Bonnie Mott	Jessica Luken
Senior Manager of Investor Relations	Director of Global Marketing
(408) 440-3428	(408) 733-8400
bmott@ocztechnology.com	jluken@ocztechnology.com

Russell Stanley
Investor Relations
(408) 440-3478
rstanley@ocztechnology.com

OCZ Technology Group, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amount)

	Three Months Ended		Fiscal Year Ended
	February 29/28		February 29/28
	unaudited		unaudited
	2012	2011	2012	2011

Net revenue	$110,442	$64,566	$365,774	$190,116
Cost of revenue	82,856	53,857	283,338	165,962
Gross profit	27,586	10,709	82,436	24,154

Research and development	13,660	2,505	32,154	7,677
Sales and marketing	10,906	4,130	28,490	15,270
General, administrative and operations	9,915	4,528	27,946	18,207
Acquisition related charges	1,106	-	2,808	-
Special inventory charge	-	-	2,975	-
Total operating expenses	35,587	11,163	94,373	41,154

Loss from operations	(8,001)	(454)	(11,937)	(17,000)

Other income (expense), net	5	(956)	(132)	(1,068)
Interest and financing costs	(458)	(1,155)	(1,308)	(3,174)
Revaluation to fair value of common stock warrants	(2,438)	(6,687)	(4,290)	(7,924)
Loss before income taxes	(10,892)	(9,252)	(17,667)	(29,166)
Provision for income taxes	-	-	-	861
Net loss	$(10,892)	$(9,252)	$(17,667)	$(30,027)

Net loss per share:
Basic	$(0.19)	$(0.27)	$(0.35)	$(1.05)
Diluted	$(0.19)	$(0.27)	$(0.35)	$(1.05)

Shares used in net loss per share computation:
Basic	56,200	34,800	50,900	28,700
Diluted	56,200	34,800	50,900	28,700

OCZ Technology Group, Inc.
Condensed Consolidated Balance Sheets
($ In thousands)

	February 29, 2012	February 28, 2011
	unaudited

ASSETS
Current Assets:
Cash and cash equivalents	$92,339	$17,514
Restricted cash	62	1,300
Accounts receivable, net of allowances	72,543	31,687
Inventory, net	108,664	22,798
Prepaid expenses and other current assets	10,661	2,875
Total current assets	284,269	76,174
Property and equipment, net	4,998	3,046
Intangible assets	8,380	18
Goodwill	60,914	9,989
Other noncurrent assets	142	42
Total assets	$358,703	$89,269

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Loans payable	$-	$20,011
Accounts payable	88,093	40,645
Accrued and other liabilities	12,749	6,137
Total current liabilities	100,842	66,793

Common stock warrant liability	11,087	9,417
Other noncurrent liabilities	272	-

Total liabilities	112,201	76,210

Commitments and contingencies	-	-

Stockholders' equity:
Preferred stock, $0.0025 par value, 20,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.0025 par value, 120,000,000 shares authorized; 66,581,428 and 35,401,908 shares issued and outstanding at February 29, 2012 and February 28, 2011, respectively	166	88
Additional paid-in capital	320,095	68,749
Accumulated deficit	(73,157)	(55,490)
Accumulated other comprehensive loss	(602)	(288)
Total stockholders' equity	246,502	13,059
Total liabilities and stockholders' equity	$358,703	$89,269

OCZ Technology Group, Inc.
Consolidated Statements of Cash Flows
($ In thousands)

	February 29, 2012	February 28, 2011
Cash flows from operating activities:	(unaudited)
Net loss	$(17,667)	$(30,027)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,708	1,116
Amortization of intangibles	627	70
Accounts receivable allowances	6,008	1,260
Stock-based compensation	3,581	1,028
Adjustment to deferred tax asset	0	836
Fair value adjustment of stock warrants	4,290	7,924
Inventory reserves	6,702	2,381
Loss on disposal of property and equipment	755	644
Loss on disposition of product line	-	1,043
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable	(46,786)	(12,567)
Inventory	(92,473)	(15,333)
Prepaid expenses and other assets	(7,680)	(1,064)
Accounts payable	46,923	14,327
Accrued and other liabilities	3,886	1,748
Net cash used in operating activities	(90,126)	(26,614)

Cash flows from investing activities:
Purchases of property and equipment	(3,462)	(1,533)
Purchased intangibles	(2,490)	-
(Increase) decrease in deposits	-	(4)
Business acquisition earn out payments	-	(35)
Acquisition of Sanrad	731	-
Acquisition of PLX UK Design Team	(2,200)	-
Acquistion of Indilinx	(14)	-
Net cash used in investing activities	(7,435)	(1,572)

Cash flows from financing activities:
Proceeds from common stock	194,190	34,749
Proceeds from employee stock programs	1,679	1,013
Proceeds from warrant exercises	233	981
Proceeds from (repayment of) bank loan	(24,934)	9,657
Restricted cash for letter of credit	1,238	(1,300)
Increase (repayment) of shareholder loan	-	(500)
Net cash provided by financing activities	172,406	44,600

Effect of exchange rate changes on cash and cash equivalents	(20)	(124)

Net increase in cash and cash equivalents	74,825	16,290
Cash and cash equivalents at beginning of period	17,514	1,224
Cash and cash equivalents at end of period	$92,339	$17,514

Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measures disclosed by the Company have limitations and should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. Please refer to "Explanation of Non-GAAP Financial Measures" in this document for a detailed explanation of the adjustments made to comparable GAAP measures, the ways management uses these non-GAAP measures, and the reasons why management believes these non-GAAP measures provide useful information for investors.

OCZ Technology Group, Inc.
Reconciliation of Selected GAAP Measures to Non-GAAP Measures (Unaudited)
($ in thousands, except per share data)

	Three Months Ended
	February 29/28
	unaudited
	2012	2011
GAAP NET REVENUE	$110,442	$64,566
Adjustment for certain DRAM module products	-	153
NON-GAAP NET REVENUE	$110,442	$64,719

GAAP NET LOSS	$(10,892)	$(9,252)
Adjustments for:
Certain DRAM module products	-	153
Non-GAAP research and development adjustments:
Stock based compensation	582	149
Amortization of acquisition related intangibles	122	-
Non-GAAP sales and marketing adjustments:
Stock based compensation	256	85
Amortization of acquisition related intangibles	7	18
Non-GAAP general, administrative and operations:
Stock based compensation	326	170
Acquisition related charges	1,106	7
Non-cash write-off of notes receivable and investments from sale of NIA products	-	1,043
Termination fee for factoring company	-	170
Non-cash charges for revaluation of warrants issued in connection with equity financing	2,438	6,687
NON-GAAP NET LOSS	$(6,055)	$(770)

GAAP BASIC AND DILUTED NET LOSS PER SHARE	$(0.19)	$(0.27)
Adjustments for:
Certain DRAM module products	-	0.00
Stock based compensation	0.02	0.01
Amortization of acquisition related intangibles	0.00	0.00
Acquisition related charges	0.02	0.00
Non-cash write-off of notes receivable and investments from sale of NIA product line	-	0.03
Termination fee for factoring company	-	0.00
Non-cash charges for revaluation of warrants issued in connection with equity financing	0.04	0.19
NON-GAAP NET LOSS PER SHARE	$(0.11)	$(0.02)